EXHIBIT 99.1

Flushing Financial Corporation Appoints Thomas Gulotta to Board of Directors

LAKE SUCCESS, N.Y., July 24, 2013 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), announced today the appointment of Thomas Gulotta to its Board of Directors effective August 1, 2013. The announcement was made by John R. Buran, the Company's President and Chief Executive Officer, on behalf of the Company's Board of Directors.

John E. Roe, Sr., Chairman of the Board, and Mr. Buran together stated: "We are pleased that Tom Gulotta has agreed to join our Board of Directors. Mr. Gulotta has been a member of our Advisory Board since 2010. He is an outstanding member of our community and has served in both the public and private sectors. His involvement with over 65 community organizations has resulted in awards and honors from numerous organizations ranging from the Ellis Island Congressional Medal of Honor to Drug Fighter of the Year from the New York State Senate, the Pope John XXIII Humanitarian Award and the Israel Peace Award. We believe that Mr. Gulotta will make a superb addition to the Company's Board of Directors and look forward to working with him and benefiting from his insights."

Thomas Gulotta, a former Nassau County Executive, is currently the Chief Executive Officer of Executive Strategies, LLC, a highly successful consulting firm and serves as a gubernatorial appointee to the position of Director of the United Nations Development Corporation. Mr. Gulotta also serves as "Special Counsel" to the Garden City, New York law firm of Albanese & Albanese, LLP. He is admitted to practice before the United States Supreme Court, the U.S. District Court for the Southern and Eastern Districts of New York, and the Court of Appeals for the Armed Forces.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC), with $4.6 billion in consolidated assets, is the holding company for Flushing Bank, a New York State chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on the Bank and Flushing Financial Corporation may be obtained by visiting the Company's website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Maria A. Grasso
         Executive Vice President, Chief Operating Officer
         Flushing Bank
         718-961-5400